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                                                                     EXHIBIT 3.2

                        [ACHIEVA DEVELOPMENT LETTERHEAD]



TO: JIM SNELL

FROM: JIM BRYCE                             DATE: SEPTEMBER 14/98

                                            VIA FAX: 907 479-5034


Jim:

To confirm our agreement, Whereby Achieva will finance you to the sum of $7,500US to stake a minimum of six square miles in the area of the Poco find, as agreed the funds will be transferred this morning to your bank account. Please confirm by return to FAX 604-689-1925 that these instructions are correct:

James Snell
National Bank-Alaska
Account No. 1101720506

The Agreement, as I understand it, is that Achieva and yourself will own 50% each.

I would also like to suggest that we both have the right of first refusal on any sale.

On your return to Vancouver Jim, it would be my hope that you can produce a write-up for the VSE for the property.

AGREED Sept 14/98

/s/ James Snell


MEMO TO: JAMES BRYCE, PRESIDENT FAX 604,689-1925 VANCOUVER
FROM: JAMES SNELL, GEOLOGIST FAX 907,470-5034 FAIRBANKS


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MEMO TO: THE DIRECTORS
ACHIEVA DEVELOPMENT CORPORATION
FROM: JAMES SNELL, GEOLOGIST
DATE: OCT 15/98
SUBJECT: STAKING PROJECT-BIG DELTA, ALASKA

GENTLEMEN:

THIS IS TO ACKNOWLEDGE RECEIPT OF US$5000-OCT 15/98. TOTAL RECEIVED TO OCT 15/98
RE: STAKING PROGRAM $17,500 US THIS IS TO ACKNOWLEDGE PAYMENT RECEIVED IN FULL FOR 50% INTEREST IN 2x6 Mi2 PROSPECTOR LEASES THAT HAVE BEEN LOCATED ON THE SHAW CR. FAULT BY DAVID JOHNSON AND ASSOCIATE, CURRENTLY BEING RECORDED. BALANCE OF LEASES THAT HAVE BEEN STAKED ADJACENT WITH RESPECT TO THE AUTHORIZED PROGRAM = 2x6 Mi2 BALANCE OF PAYMENTS DUE WITH RESPECT TO THE AUTHORIZED PROGRAM TO DEC 15/98 = US$20,000

THANKS
ON BEHALF OF JAMES SNELL, GEOLOGIST   /s/ James Snell
AND DAVID JOHNSON-CLAIM STAKER


THIS IS TO CONFIRM THAT THE US$5000 PAYMENTS BE MADE AS FOLLOWS.

1 US$4000 BANK DRAFT IN THE NAME OF DAVID JOHNSON
2 US$1000 CASH TO JAMES SNELL
                                     /s/ JS



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                                                                        Oct 2/98

TO DAVID JOHNSON AND JIM SNELL


PROPERTY - 50% INTEREST IN 3 CONTIGUOUS BLOCKS- PROSPECTORS LEASES ON SHAW CR., BIG DELTA QUADRANGLE, ALASKA. TO BE STAKED.



PAYMENT SCHEDULE
OCT  2/98 - $ 5000 US
OCT 15/98      "
NOV  1/98      "
NOV 15/98      "
DEC  1/98      "
DEC 15/98      "


FIRST RIGHT OF REFUSAL ON SALE OF SNELL JOHNSON INTEREST

PER ACHIEVA

/s/ Colin Beveridge
COLIN BEVERIDGE                                  SIGNED

                                [SEAL]           JIM SNELL /s/ J Snell
/s/ Arnold Miller
ARNOLD MILLER                                    ON BEHALF OF BOTH PART

                                                 SNELL AND JOHNSON

                                                 SIGNATURE WITNESSED /s/